Exhibit 99.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20594


                       ----------------------------------

           Financial statements and schedules furnished in lieu of the


                                    FORM 11-K
                                  Annual Report

                        Pursuant to Rule 15d-21 under the
                         Securities Exchange Act of 1934

                         -------------------------------

For the fiscal year ended December 31, 1998


   A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:


                        WISCONSIN ELECTRIC POWER COMPANY
                        Employee Retirement Savings Plan


   B. Name of issuer of the securities held pursuant to the Plan and the address of its principal execute office:


                          Wisconsin Energy Corporation
                            231 West Michigan Street
                                  P.O. Box 2949
                               Milwaukee, WI 53201



                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                   WISCONSIN ELECTRIC POWER COMPANY
                                   EMPLOYEE RETIREMENT SAVINGS PLAN
                                   -- - - - - - - - - - - - - - - -
                                            Name of Plan


           June 25, 1999        By /s/Calvin H. Baker
                                   - - - - - - - - - - - - - - - --
                                   Calvin H. Baker
                                    Plan Administrator



                        REPORT OF INDEPENDENT ACCOUNTANTS
                       - - - - - - - - - - - - - - - - --



To the Participants and
 Plan Administrator of the
 Wisconsin Electric Power Company
 Employee Retirement Savings Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Wisconsin Electric Power Company Employee Retirement Savings Plan (the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. These supplemental schedules and fund information are the responsibility of the Plan's management. These supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/PricewaterhouseCoopers LLP
-----------------------
PricewaterhouseCoopers LLP



Milwaukee, Wisconsin
June 18, 1999





                        WISCONSIN ELECTRIC POWER COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                December 31, 1998
                                  (Page 1 of 2)
    ------------------------------------------------------------------------
                              Participant-Directed
    ------------------------------------------------------------------------

                                                                               Fidelity
                             Blended       WEC        Fidelity     Fidelity   U.S. Equity
                              Rate        Common       Equity       Growth       Index      Fidelity
                             Income       Stock        Income      Company    Commingled    Balanced
                              Fund         Fund         Fund         Fund        Pool         Fund
                            ---------   ----------    ---------   ---------   ----------   ----------
Assets
Investments, at fair
 value (Note 2)
  Mutual and pooled funds  $         0 $109,914,813  $81,535,742  $69,115,947 $58,617,135  $16,714,446
  Participant notes                  0            0            0            0           0            0
    receivable
                            ----------  -----------   ----------   ----------  ----------   ----------
                                     0  109,914,813   81,535,742   69,115,947  58,617,135   16,714,446
                            ----------  -----------   ----------   ---------- -----------   ----------

Investments, at contract    61,543,684            0            0            0           0            0
  value (Note 2)
                            ----------  -----------   ----------   ----------  ----------   ----------
   Total Investments        61,543,684  109,914,813   81,535,742   69,115,947  58,617,135   16,714,446
                            ----------  -----------   ----------   ----------  ----------   ----------
Cash                         7,041,578    1,335,145            0            0           0            0
                            ----------  -----------   ----------  -----------   ---------   ----------
   Net assets available    $68,585,262 $111,249,958  $81,535,742  $69,115,947 $58,617,135  $16,714,446
for benefits
                            ==========  ===========   ==========   ==========  ==========   ==========

         The accompanying notes are an integral part of these financial statements.






                        WISCONSIN ELECTRIC POWER COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                   (continued)

                                December 31, 1998
                                  (Page 2 of 2)
    ------------------------------------------------------------------------
                              Participant-Directed
    ------------------------------------------------------------------------

                        Fidelity
                       Retirement
                       Government   Fidelity                Fidelity
                         Money     U.S. Bond    Fidelity   Low-Priced
                         Market      Index      Overseas      Stock        Loan
                       Portfolio   Portfolio      Fund        Fund         Fund        Total
                        -------     --------    ---------  ----------   ---------     -------
Assets
Investments, at fair
  value (Note 2)
  Mutual and pooled
   funds               $3,783,718  $7,550,305  $17,609,336 $19,922,918  $        0  $384,764,360
  Participant notes
   receivable                   0           0            0           0   7,413,380     7,413,380
                       ----------  ----------   ----------     -------  ----------   -----------
                        3,783,718   7,550,305   17,609,336  19,922,918   7,413,380   392,177,740
                       ----------   ---------   ----------  ----------  ----------    ----------

Investments, at
  contract value
  (Note 2)                      0           0            0           0           0    61,543,684
                       ----------  ----------  -----------  ----------   ---------   -----------
   Total
    Investments         3,783,718   7,550,305   17,609,336  19,922,918   7,413,380   453,721,424
                       ----------  ----------  ----------- -----------   ---------   -----------
Cash                            0           0            0           0           0     8,376,723
                       ----------  ----------  ----------- -----------   ---------   -----------
   Net assets
    available for
    benefits           $3,783,718  $7,550,305  $17,609,336 $19,922,918  $7,413,380  $462,098,147
                        =========   =========   ==========  ==========   =========   ===========

                 The accompanying notes are an integral part of these financial statements.





                        WISCONSIN ELECTRIC POWER COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                December 31, 1997
                                  (Page 1 of 2)
    ------------------------------------------------------------------------
                              Participant-Directed
    ------------------------------------------------------------------------

                                                                              Fidelity
                            Blended        WEC       Fidelity     Fidelity   U.S. Equity
                             Rate        Common       Equity       Growth       Index      Fidelity
                            Income        Stock       Income       Company   Commingled    Balanced
                             Fund         Fund         Fund         Fund        Pool         Fund
                          -----------  ----------   ----------   ----------  -----------  ----------
Assets
Investments, at fair
  value (Note 2)
  Mutual and
   pooled funds           $         0  $101,877,660 $70,115,105  $50,839,073 $39,381,423  $10,283,658
  Participant notes
   receivable                       0             0           0            0           0            0
                           ----------   -----------  ----------   ----------  ----------   ----------
                                    0   101,877,660  70,115,105   50,839,073  39,381,423   10,283,658
                           ----------   -----------  ----------   ----------  ----------   ----------

Investments, at contract
  value (Note 2)           57,771,773             0           0            0           0            0
                           ----------    ----------  ----------   ----------  ----------   ----------
   Total Investments       57,771,773   101,877,660  70,115,105   50,839,073  39,381,423   10,283,658
                           ----------   -----------  ----------   ----------  ----------   ----------
Cash                        3,932,769       986,258           0            0           0            0
                           ----------   -----------  ----------   ----------  ----------   ----------
Net assets available
for benefits              $61,704,542  $102,863,918 $70,115,105  $50,839,073 $39,381,423  $10,283,658
                           ==========   ===========  ==========   ==========  ==========   ==========

               The accompanying notes are an integral part of these financial statements.


                        WISCONSIN ELECTRIC POWER COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                   (continued)
                                December 31, 1997
                                  (Page 2 of 2)
    ------------------------------------------------------------------------
                              Participant-Directed
    ------------------------------------------------------------------------
                             Fidelity
                            Retirement
                            Government   Fidelity                Fidelity
                              Money     U.S. Bond    Fidelity   Low-Priced
                              Market      Index      Overseas      Stock        Loan
                            Portfolio   Portfolio      Fund        Fund         Fund        Total
                            ---------    --------    --------    ---------   ----------  -----------
Assets
Investments, at fair value
 (Note 2)
  Mutual and pooled funds   $2,541,425  $4,008,540  $13,648,013 $15,810,049  $        0  $308,504,946
  Participant notes
   receivable                        0           0            0           0   7,341,361     7,341,361
                             ---------   ---------   ----------  ----------   ---------   -----------
                             2,541,425   4,008,540   13,648,013  15,810,049   7,341,361   315,846,307
                             ---------   ---------   ----------  ----------   ---------   -----------

Investments, at contract
 value (Note 2)                      0           0            0           0           0    57,771,773
                             ---------   ---------   ----------  ----------   ---------    ----------
   Total Investments         2,541,425   4,008,540   13,648,013  15,810,049   7,341,361   373,618,080
                             ---------   ---------   ----------  ----------   ---------   -----------
Cash                                 0           0            0           0           0     4,919,027
                             ---------   ---------   ----------  ----------   ---------   -----------
  Net assets available
   for benefits             $2,541,425  $4,008,540  $13,648,013 $15,810,049  $7,341,361  $378,537,107
                             =========   =========   ==========   =========   =========   ===========

              The accompanying notes are an integral part of these financial statements.






                        WISCONSIN ELECTRIC POWER COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN
                  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
                       FOR BENEFITS WITH FUND INFORMATION

                      For the year ended December 31, 1998
                                  (Page 1 of 2)
    -------------------------------------------------------------------------
                              Participant-Directed
    -------------------------------------------------------------------------
                                                                               Fidelity
                             Blended       WEC        Fidelity    Fidelity    U.S. Equity
                              Rate        Common       Equity      Growth        Index     Fidelity
                             Income       Stock        Income      Company    Commingled   Balanced
                              Fund         Fund         Fund        Fund         Pool        Fund
                            ---------   ----------    ---------   ---------    ---------    -------
Additions
Additions to net assets
 attributed to:
 Investment income:
  Interest and dividends   $ 3,934,433 $  5,386,262  $ 4,553,396 $ 4,783,116  $         0 $ 1,473,504
 Net appreciation
 (depreciation) in fair
  value of investments               0    9,437,613    4,297,573   9,537,664   12,311,002   1,067,492
                            ----------   ----------   ----------  ----------   ----------  ----------
                             3,934,433   14,823,875    8,850,969  14,320,780   12,311,002   2,540,996
                             ---------   ----------   ----------  ----------   ----------   ---------
 Contributions:
    Participants'            3,535,187    2,717,799    6,083,254   5,881,920    3,586,981   2,264,696
    Employer's                       0    7,793,332            0           0            0           0
                           -----------   ----------   ----------  ----------   ----------   ---------
                             3,535,187   10,511,131    6,083,254   5,881,920    3,586,981   2,264,696
                           -----------   ----------   ----------  ----------   ----------   ---------
   Total additions           7,469,620   25,335,006   14,934,223  20,202,700   15,897,983   4,805,692
                            ----------   ----------   ----------  ----------   ----------   ---------
Deductions
Deductions from net
 assets
  attributed to:
  Administrative expenses            0       27,049          846          69           61           0
Benefits paid to
  participants               3,623,700    3,525,690    2,762,232   1,416,867      998,613     513,724
                            ---------- ------------   ----------  ----------   ----------  ----------
   Total deductions          3,623,700    3,552,739    2,763,078   1,416,936      998,674     513,724
                            ---------- ------------   ----------  ----------   ----------  ----------

Net increase prior to
 interfund transfers         3,845,920   21,782,267   12,171,145  18,785,764   14,899,309   4,291,968
Interfund transfers          3,034,800  (13,396,227)    (750,508)   (508,890)   4,336,403   2,138,820
                            ---------- ------------   ----------  ----------   ----------  ----------

Net increase                 6,880,720    8,386,040   11,420,637  18,276,874   19,235,712   6,430,788

Net assets available for
 benefits:
    Beginning of year       61,704,542  102,863,918   70,115,105  50,839,073   39,381,423  10,283,658
                            ----------  -----------   ----------  ----------   ----------  ----------
    End of year            $68,585,262 $111,249,958  $81,535,742 $69,115,947  $58,617,135 $16,714,446
                            ==========  ===========   ==========  ==========   ==========  ==========

                     The accompanying notes are an integral part of these financial statements.





                        WISCONSIN ELECTRIC POWER COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN
                       STATEMENT OF CHANGES IN NET ASSETS
                  AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                   (continued)

                      For the year ended December, 31, 1998
                                  (Page 2 of 2)
    ------------------------------------------------------------------------
                              Participant-Directed
    ------------------------------------------------------------------------
                            Fidelity
                           Retirement
                           Government  Fidelity                 Fidelity
                             Money     U.S. Bond   Fidelity    Low-Priced
                             Market      Index     Overseas       Stock       Loan
                           Portfolio   Portfolio     Fund         Fund        Fund        Total
                           ---------   ---------   --------     ---------   --------    ---------
Additions
Additions to net
 assets attributed to:
  Investment income:
  Interest and
    dividends              $  165,453  $  352,728 $   328,767  $ 1,677,273  $  661,602 $ 23,316,534
  Net appreciation
  (depreciation)
    in fair value
    of investments                  0     114,804   1,483,582   (1,761,070)          0   36,488,660
                            ---------   ---------   ---------  -----------  ----------  -----------
                              165,453     467,532   1,812,349      (83,797)    661,602   59,805,194
                            ---------   ---------  ----------  -----------  ----------  -----------
Contributions:
    Participants'             521,214     789,379   1,924,436    2,924,597           0   30,229,463
    Employer's                      0           0           0            0           0    7,793,332
                            ---------   ---------  ----------  -----------  ----------  -----------
                              521,214     789,379   1,924,436    2,924,597           0   38,022,795
                            ---------   ---------  ----------  -----------  ----------  -----------
   Total additions            686,667   1,256,911   3,736,785    2,840,800     661,602   97,827,989
                            ---------   ---------  ----------  -----------  ----------  -----------
Deductions
Deductions from net
 assets
  attributed to:
 Administrative expenses           39           0          46        2,190           0       30,300
Benefits paid to
 participants                 149,326     133,954     349,631      523,858     239,054   14,236,649
                            ---------   ---------   ---------   ----------   ---------  -----------
   Total deductions           149,365     133,954     349,677      526,048     239,054   14,266,949
                            ---------   ---------   ---------   ----------   ---------  -----------

Net increase prior to
  interfund transfers         537,302   1,122,957   3,387,108    2,314,752     422,548   83,561,040
Interfund transfers           704,991   2,418,808     574,215    1,798,117    (350,529)           0
                            ---------   ---------  ----------   ----------   ---------  -----------
   Net increase             1,242,293   3,541,765   3,961,323    4,112,869      72,019   83,561,040

Net assets available
  for benefits:
    Beginning of year       2,541,425   4,008,540  13,648,013   15,810,049   7,341,361  378,537,107
                            ---------   ---------  ----------   ----------   ---------  -----------
    End of year            $3,783,718  $7,550,305 $17,609,336  $19,922,918  $7,413,380 $462,098,147
                            =========   =========  ==========   ==========   =========  ===========

              The accompanying notes are an integral part of these financial statements.





                        WISCONSIN ELECTRIC POWER COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN
                  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
                       FOR BENEFITS WITH FUND INFORMATION

                      For the Year Ended December, 31, 1997
                                  (Page 1 of 2)
    ------------------------------------------------------------------------
                              Participant-Directed
    ------------------------------------------------------------------------

                                                                               Fidelity
                                                                                 U.S.
                             Blended        WEC       Fidelity     Fidelity     Equity
                              Rate         Common      Equity       Growth       Index      Fidelity
                             Income        Stock       Income       Company   Commingled    Balanced
                              Fund          Fund        Fund         Fund        Pool         Fund
                           -----------   ---------    ---------    ---------   --------     --------
Additions
Additions to net
 assets attributed to:
 Investment income:
   Interest and dividends  $ 3,820,041  $  5,340,758 $ 3,671,549  $ 4,817,362 $         0  $ 1,111,059
Net appreciation
      in fair value
       of investments                0     6,833,218  11,122,664    2,535,857   8,842,785      502,918
                            ----------   ----------- -----------   ----------  ----------   ----------
                             3,820,041    12,173,976  14,794,213    7,353,219   8,842,785    1,613,977
                            ----------   ----------- -----------   ----------  ----------   ----------
  Contributions:
    Participants'            3,541,714     3,051,017   4,502,306    4,681,760   2,500,993    1,029,023
    Employer's                       0     6,590,584           0            0           0            0
                            ----------   ----------- -----------   ----------  ----------   ----------
                             3,541,714     9,641,601   4,502,306    4,681,760   2,500,993    1,029,023
                            ----------   ----------- -----------       ------  ----------   ----------
   Total additions           7,361,755    21,815,577  19,296,519   12,034,979  11,343,778    2,643,000
                            ----------   ----------- -----------   ----------  ----------   ----------
Deductions
Deductions from
 net assets
  attributed to:
Administrative expenses              0        19,599         202           43          43            0
Benefits paid to
 participants                3,286,621     3,618,176   2,284,589    1,192,028     938,429      319,200
                            ----------   -----------  ----------   ----------  ----------   ----------
   Total deductions          3,286,621     3,637,775   2,284,791    1,192,071     938,472      319,200
                            ----------   -----------  ----------   ----------  ----------   ----------

Net increase
 prior to interfund
  and plan transfers         4,075,134    18,177,802  17,011,728   10,842,908  10,405,306    2,323,800
Interfund transfers         (2,956,129)  (26,358,739)  7,365,745    1,910,693   4,823,589    1,996,513
Plan transfers (Note 3)     33,981,158    45,708,902  27,600,948   22,148,582  14,615,664    3,306,878
                            ----------   -----------  ----------   ----------  ----------   ----------
   Net increase             35,100,163    37,527,965  51,978,421   34,902,183  29,844,559    7,627,191

Net assets available
 for benefits:
    Beginning of year       26,604,379    65,335,953  18,136,684   15,936,890   9,536,864    2,656,467
                            ----------   -----------  ----------   ----------  ----------   ----------
    End of year            $61,704,542  $102,863,918 $70,115,105  $50,839,073 $39,381,423  $10,283,658
                            ==========   ===========  ==========   ==========  ==========   ==========

                 The accompanying notes are an integral part of these financial statements.





                        WISCONSIN ELECTRIC POWER COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN
                  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
                       FOR BENEFITS WITH FUND INFORMATION
                                   (continued)

                      For the Year Ended December, 31, 1997
                                  (Page 2 of 2)
      ---------------------------------------------------------------------
                              Participant-Directed
      ---------------------------------------------------------------------

                             Fidelity
                            Retirement
                            Government   Fidelity                Fidelity
                              Money     U.S. Bond    Fidelity   Low-Priced
                              Market      Index      Overseas      Stock        Loan
                            Portfolio   Portfolio      Fund        Fund         Fund        Total
                            ---------   ---------   ----------   ---------   ---------   ----------
Additions
Additions to net
 assets attributed to:
  Investment income:
   Interest and dividends   $  127,930  $  204,445  $   673,104 $   871,622  $  622,851  $ 21,260,721
Net appreciation
 in fair value
  of investments                     0      76,015      446,158   1,120,932           0    31,480,547
                             ---------   ---------    ---------   ---------   ---------    ----------
                               127,930     280,460    1,119,262   1,992,554     622,851    52,741,268
                             ---------   ---------    ---------   ---------   ---------   -----------
  Contributions:
    Participants'              344,205     433,120    1,579,687   1,398,604           0    23,062,429
    Employer's                       0           0            0           0           0     6,590,584
                            ----------  ----------   ----------  ----------  ----------    ----------
                               344,205     433,120    1,579,687   1,398,604           0    29,653,013
                            ----------  ----------   ----------  ----------  ----------   -----------
   Total additions             472,135     713,580    2,698,949   3,391,158     622,851    82,394,281
                            ----------  ----------   ----------  ----------  ----------   -----------
Deductions
Deductions from net assets
  attributed to:
  Administrative expenses           46           0           39         941           0        20,913
Benefits paid
 to participants               233,269      27,970      267,480     159,564     178,536    12,505,862
                             ---------   ---------   ----------  ----------   ---------   -----------
   Total deductions            233,315      27,970      267,519     160,505     178,536    12,526,775
                             ---------   ---------   ----------  ----------   ---------   -----------

Net increase prior to
 interfund and
  plan transfers               238,820     685,610    2,431,430   3,230,653     444,315    69,867,506
Interfund transfers            (77,334)    820,936    1,052,880  11,558,373    (136,527)            0
Plan transfers (Note 3)        863,061   1,421,712    5,604,367     604,951   3,285,263   159,141,486
                             ---------   ---------   ----------  ----------   ---------   -----------
   Net increase              1,024,547   2,928,258    9,088,677  15,393,977   3,593,051   229,008,992

Net assets available
 for benefits:
    Beginning of year        1,516,878   1,080,282    4,559,336     416,072   3,748,310   149,528,115
                             ---------   ---------  -----------  ----------   ---------   -----------
    End of year             $2,541,425  $4,008,540  $13,648,013 $15,810,049  $7,341,361  $378,537,107
                             =========   =========   ==========  ==========   =========   ===========

               The accompanying notes are an integral part of these financial statements.




                        EMPLOYEE RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1  DESCRIPTION OF THE PLAN
--------------------------------

The following description of the Wisconsin Electric Power Company ("WE" or the "Company") Employee Retirement Savings Plan ("ERSP" or the "Plan")provides only general information. Participants should refer to the plan agreement for a more comprehensive description of the Plan's provisions.

General
The Plan is a defined contribution plan covering all employees of WE who are projected to complete at least 1,000 hours of service within one year from hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Contributions
Contributions are subject to certain limitations of the Internal Revenue Code ("IRC"). Participants are allowed to make a pre-tax contribution of up to 20% of their base wages, as defined in the Plan. Participants are also allowed to contribute to the Plan on a post tax basis and may contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company matches 50% of the first 6% of base wages up to a maximum contribution of 3% of qualified compensation, as defined in the Plan. All employer contributions are invested in the Wisconsin Energy Corporation ("WEC") Common Stock Fund.

Participant Accounts
Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings. Earnings on investments are not taxed while such amounts accumulate in the Plan.

Vesting
Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching contribution portion of their account plus actual earnings thereon occurs after the participant achieves 1,000 hours of service.

Investment Options
Participant contributions may be made, in whole percentages, to any of the following investment options:


  -Blended Rate Income Fund
   This fund invests in a series of guaranteed investment contracts from insurance companies or financial institutions in order to provide a blended rate of return with a low risk to principal.

  -WEC Common Stock Fund
   This fund invests in WEC common stock.

  -Fidelity Equity Income Fund
   This fund invests in securities with above-average yields and the potential for future investment growth.

  -Fidelity Growth Company Fund
   This fund invests primarily in common stocks and securities convertible into common stocks seeking long-term capital appreciation.

  -Fidelity U.S. Equity Index Commingled Pool
   This fund attempts to provide results corresponding to the total return performance of a broad number of common stocks publicly traded in the United States by approximating the composition and total return of the Standard & Poor's 500-stock index.

  -Fidelity Balanced Fund
   This fund invests primarily in investment-grade or higher bonds, and other high-yielding securities, including foreign and domestic stocks. The fund seeks as much income as possible while preserving capital.

  -Fidelity Retirement Government Money Market Portfolio
   This fund invests in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities. The fund seeks a high level of current income while preserving the principal of its investors.

  -Fidelity U.S. Bond Index Portfolio
   This fund attempts to balance its investments in U.S. government, corporate, mortgage and income securities in the same proportion as their representation in the Lehman Brothers Aggregate Bond Index, a U.S. investment-grade, fixed-income index comprising approximately 6,500 securities.

  -Fidelity Overseas Fund
   This fund invests primarily in foreign securities. The fund seeks long-term capital appreciation.

  -Fidelity Low-Priced Stock Fund
   This fund invests mainly in low-priced common and preferred stock ($35 per share or less at time of purchase). This fund seeks long-term capital appreciation.

The value of participant investments in the Blended Rate Income Fund grows through interest earnings at negotiated interest rates, while investment growth
(loss) in mutual funds results from dividends plus a net increase (decrease) in the market value of securities in the fund.

Participants may change their investment options daily.

Participants Withdrawals and Terminations
The full value of a participant's ERSP account is distributed through a lump-sum cash payment to the employee or designated beneficiary upon retirement, termination of employment or death, for account balances less the $5,000. Distributions of participant account balances greater than $5,000 are based on participant elections in accordance with the Plan provisions.

As the Plan is primarily designed to meet long-term financial needs, employees may permanently withdraw amounts from their accounts under the terms of the Plan's financial hardship withdrawal guidelines. Additionally, participants may withdraw all or a portion of the value of their after-tax contributions, however, this withdrawal is limited to once per Plan year.

Participant Notes Receivable
Participants may borrow from their fund accounts up to a maximum of 50% of their account balance or $50,000 reduced by the highest outstanding loan balance over the past 12 months. Loans are repayable monthly over periods not to exceed 5 years. The interest rate charged on participant loans is fixed at the beginning of each loan at prime rate plus 1%.

Plan Termination
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

Tax Status
The Internal Revenue Service has determined and informed the Company by a letter dated September 21, 1995, that the Plan is designed in accordance with applicable sections of the IRC. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

Administration
A trustee is utilized in connection with the operation of the Plan. The Chief Financial Officer and Vice President-Finance of WE serves as the Plan Administrator.


NOTE 2  SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

Basis of Accounting
The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Valuation
The assets of the Plan, except for the Blended Rate Income Fund, are stated at fair value. The assets within the Blended Rate Income Fund are guaranteed investment contracts which are stated at contract value, which approximates fair value. Contract value represents contributions made under the contract, plus interest at the contract rate, less participant withdrawals. The other investments are stated at fair value based on the quoted asset values on the last day of the plan year.

Income Recognition
The Plan presents in the statement of changes in net asset available for benefits the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

Unrealized appreciation or depreciation of investments fluctuates based upon the market price of investments held. Realized gains and losses are calculated in accordance with the Department of Labor regulations. Under these regulations, realized gains and losses are calculated as sale proceeds less the carrying value of the investment at the beginning of the year or acquisition cost if acquired during the year. The carrying value of the investment is calculated at each year-end, whereby the original cost of the investment is adjusted to market value.

Interest and dividends are recorded as earned.

Payments of Benefits
Benefits are recorded when paid.

Expenses of the Plan
All significant administrative expenses are paid by the Company, except for loan origination fees which are paid by the borrowing participant and charged against the fund from which the borrowings are made.


NOTE 3  PLAN TRANSFERS
-----------------------

Effective January 1, 1997 the Company amended the WE Represented Employee Savings Plan ("Former Plan") to allow for the assets of the WE Management Employee Savings Plan ("MESP") to be merged into the Former Plan.
Additionally, upon amendment, the name of the Former Plan was changed to the WE Employee Retirement Savings Plan. During 1997, the Company merged $159,141,486 of MESP assets into the Former Plan.


NOTE 4  AMOUNTS ALLOCATED TO WITHDRAWN PARTICIPANTS
----------------------------------------------------

Plan assets of $86,312,273 and $78,683,835 have been allocated to the accounts of persons who are no longer active participants of the Plan as of December 31, 1998 and 1997, respectively. The following is a summary of the amounts allocated to withdrawn participants:

                                                        December 31,
                                                        ------------
                                                    1998          1997
                                                    ----          ----

Blended Rate Income Fund                         $20,426,100   $19,352,099
WEC Common Stock Fund                             19,412,848    20,218,171
Fidelity Equity Income Fund                       16,066,291    15,035,540
Fidelity Growth Company Fund                      10,759,530     9,133,048
Fidelity U.S. Equity Index Commingled Pool        10,974,481     8,064,550
Fidelity Balanced Fund                             2,552,402     1,815,377
Fidelity Retirement Government Money
  Market Portfolio                                   669,686       577,606
Fidelity U.S. Bond Index Portfolio                 1,083,220       824,926
Fidelity Overseas Fund                             2,509,397     1,871,773
Fidelity Low-Priced Stock Fund                     1,858,318     1,790,745
                                                 -----------   -----------
                                                 $86,312,273   $78,683,835
                                                 ===========   ===========





NOTE 5 UNITIZATION OF THE WEC COMMON STOCK FUND
--------------------------------------------------
The WEC Common Stock Fund is accounted for on a unitary basis. At December 31, 1998, there were 6,812,612.273 units in the fund with a net asset value of $16.33 per unit. At December 31, 1997, there were 7,069,685.140 units in the fund with a net asset value of $14.55 per unit.


                        WISCONSIN ELECTRIC POWER COMPANY
                        --------------------------------
                        EMPLOYEE RETIREMENT SAVINGS PLAN
                         -------------------------------
      Form 5500, Line 27a, Schedule of Assets Held for Investment Purposes
         --------------------------------------------------------------
                             As of December 31, 1998
                             -----------------------


              (a)                                (b)                        (c)           (d)
                                 Description of investment including
 Identity of issue, borrower,      maturity date, rate of interest,                     Current
   lessor, or similar party       collateral, par or maturity value         Cost         Value
------------------------------  ------------------------------------       -----      ----------

Blended Rate Income Fund        Collective trust fund                   $ 61,543,684  $ 61,543,684
WEC Common Stock Fund *         Common stock                              62,560,198   109,914,813
Fidelity Equity Income Fund     Mutual/pooled fund                        68,533,355    81,535,742
Fidelity Growth Company Fund    Mutual/pooled fund                        58,314,910    69,115,947
Fidelity U.S. Equity Index
 Commingled Pool                Mutual/pooled fund                        38,643,065    58,617,135
Fidelity Balanced Fund          Mutual/pooled fund                        15,490,486    16,714,446
Fidelity Retirement Government
 Money Market Portfolio         Mutual/pooled fund                         3,783,718     3,783,718
Fidelity U.S. Bond Index
 Portfolio                      Mutual/pooled fund                         7,378,834     7,550,305
Fidelity Overseas Fund          Mutual/pooled fund                        16,577,545    17,609,336
Fidelity Low-Priced Stock Fund  Mutual/pooled fund                        20,968,341    19,922,918
Participant Loans               Participant notes receivable                       0     7,413,380
                                Varied maturities from 1999 to 2003
                                Interest rates range from 7% to 10%

*  Denotes party-in-interest.


                         WICONSIN ELECTRIC POWER COMPANY
                         -------------------------------
                        EMPLOYEE RETIREMENT SAVINGS PLAN
                        --------------------------------
            FORM 5500, LINE 27d, Schedule of Reportable Transactions
             -------------------------------------------------------
                      For The Year Ended December, 31 1998
                      ------------------------------------




                                                                                              (h)
                                                                     (f)                    Current
      (a)                                                          Expense                   Value
    Identity           (b)          (c)          (d)      (e)     incurred       (g)      of asset on    (i)
    of Party       Description   Purchase      Selling   Lease      with       Cost of    transaction  Net gain
    involved        of Asset       Price        Price    Rental  transaction    Asset        date     or (loss)
  ------------     -----------    -------      -------   ------  -----------   ------     ----------   -------
Fidelity          Blended Rate
                  Income Fund
  456 purchases                 $43,155,610            $  N/A    $       0    $43,155,610  $43,155,610          $
                                                       0                                                       0
  438 sales                               0   40,227,281  N/A            0     40,227,281   40,227,281          0

Wisconsin Energy  WEC Common
Corporation       Stock Fund

  251 purchases                  33,090,028            0  N/A            0     33,090,028   33,090,028          0
  252 sales                               0   36,860,090  N/A            0     28,814,113   36,860,090  8,045,977

Fidelity          Equity
                  Income
                  Fund
  252 purchases                  23,795,215            0  N/A            0     23,795,215   23,795,215          0
  244 sales                               0   16,672,151  N/A            0     15,299,168   16,672,151  1,372,983

Fidelity          Growth
                  Company Fund
  251 purchases                  27,459,019            0  N/A            0     27,459,019   27,459,019          0
  242 sales                               0   18,719,810  N/A            0     18,169,730   18,719,810    550,080

Fidelity          Overseas
                  Fund
  246 purchases                  17,511,873            0  N/A            0     17,511,873   17,511,873          0
  203 sales                               0   15,034,133  N/A            0     14,875,255   15,034,133    158,878

Fidelity          U.S. Equity
                    Index
                    Commingled
                    Pool
  248 purchases                  13,629,753            0  N/A            0     13,629,753   13,629,753          0
  220 sales                               0    6,705,042  N/A            0      5,710,736    6,705,042    994,306















                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-60383) of Wisconsin Energy Corporation of our report dated June 18, 1999 appearing in this Exhibit 99.1 with Amendment No. 2 (on Form 10-K/A) to the Wisconsin Energy Corporation December 31, 1998 Form 10-K.




/s/PricewaterhouseCoopers LLP
-----------------------------
PRICEWATERHOUSECOOPERS LLP



Milwaukee, WI
June 29, 1999